Exhibit 99.1

NEWS RELEASE
Investor Relations Contact: Pamela Keefe (802) 747-5435
Media Contact: Steve Costello (802) 747-5427  (802) 742-3062 (beeper)
For Immediate Release: Feb. 2, 2011

Central Vermont Public Service Issues 2011 Earnings Guidance
and Announces Date for Release of 2010 Earnings Results
RUTLAND, Vt. – Central Vermont Public Service (NYSE: CV) issued 2011 earnings guidance today, stating that for the year, the company anticipates earnings in the range of $1.60 to $1.75 per diluted share of common stock. The earnings range reflects an approved retail rate increase of 7.46 percent effective Jan. 1, 2011 and an allowed rate of return of 9.18 percent in 2011, down from 9.59 percent in 2010.

“Earnings in 2011 will be affected by a lower allowed return on equity, which, according to our Alternative Regulation Plan, is a function of the year-over-year change in Treasury yields,” said CVPS Chief Financial Officer Pamela Keefe. “However, the quarterly power and transmission cost adjustment and annual earnings sharing mechanism within our Alternative Regulation Plan should keep us within this range.  We will also see the full-year effect of the 1,498,745 shares we issued in 2010.”

On December 29, 2010, the Vermont Public Service Board (PSB) approved the Company’s base rate filing under the current Alternative Regulation Plan but did not rule on the Memorandum of Understanding (MOU) between the Company and the Vermont Department of Public Service.  That MOU calls for an allowed ROE of 9.59 percent for 2011, and a rate increase of 7.67 percent instead of the 7.46 percent increase that is now in effect.  If the PSB approves the MOU, we may update our earnings guidance to reflect the changes in return and rates.

“We remain focused on solid customer care, service quality and reliability, which we believe are critical to our performance for shareholders as well as customers,” President and CEO Bob Young said.  “By providing a good value to our customers, we believe we will continue to provide and create value for our investors.”

CVPS will release its 2010 year-end earnings results before the market opens on Tuesday, March 15. Young and Keefe will host an earnings conference call at 11 a.m. EDT on Wednesday, March 16.  At that time, they will discuss the company’s financial results, as well as progress made toward achieving its long-term strategy.

Interested parties may listen to the conference call live on the Internet by selecting the "CVPS Year-End 2010 Earnings Call" link on the investor relations section of the company's website at www.cvps.com. The dial-in number is: (Toll Free) 877-407-9205 or (International) 201-689-8054. An audio archive of the call will be available at approximately 3:00 p.m. EDT at the same location or by dialing (Toll Free) 877-660-6853 or (International) 201-612-7415 and entering Account #: 286 and Conference ID #: 365459

CVPS is Vermont's largest electric utility, serving approximately 159,000 customers statewide.  CVPS’s non-regulated subsidiary, Catamount Resources Corporation, sells and rents electric water heaters through a subsidiary, SmartEnergy Water Heating Services.

Forward-Looking Statements
Statements contained in this press release that are not historical fact are forward-looking statements intended to qualify for the safe-harbors from the liability established by the Private Securities Litigation Reform Act of 1995.  Statements made that are not historical facts are forward-looking and, accordingly, involve estimates, assumptions, risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements.  Actual results will depend upon, among other things, the actions of regulators, performance of the Vermont Yankee nuclear power plant, effects of and changes in weather and economic conditions, volatility in wholesale electric markets and our ability to maintain our current credit ratings.  These and other risk factors are detailed in CV's Securities and Exchange Commission filings.  CV cannot predict the outcome of any of these matters; accordingly, there can be no assurance that such indicated results will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this press release.  CV does not undertake any obligation to publicly release any revision to these forward-looking statements to reflect events or circumstances after the date of this press release.